Exhibit 99.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Form 8-K/A of Acasti Pharma, Inc. to be filed on or about November 5, 2021 and to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-239538) and on Form S-8 (No. 333-191383 and No. 333-227476) of Acasti Pharma, Inc. of our report dated March 26, 2021, on our audits of the financial statements of Grace Therapeutics, Inc. (“Grace”) as of December 31, 2020 and 2019 and for each of the years then ended. Our report includes an explanatory paragraph about the existence of substantial doubt concerning Grace’s ability to continue as a going concern. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

November 5, 2021